UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2021 (March 9, 2021)

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On March 9, 2021, Lumentum Holdings Inc., a Delaware corporation (“Lumentum”), Coherent, Inc., a Delaware corporation (“Coherent”), Cheetah Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum (“Merger Sub I”), and Cheetah Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Lumentum (“Merger Sub II”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger (the “Original Merger Agreement”), dated January 18, 2021, by and among Lumentum, Coherent, Merger Sub I and Merger Sub II.

Pursuant to the terms of the Amended Merger Agreement, the acquisition of Coherent will be accomplished through a merger of Merger Sub I with and into Coherent (the “Merger”), with Coherent surviving the Merger as the surviving corporation and a wholly owned subsidiary of Lumentum.

Pursuant to the terms of the Amended Merger Agreement, and subject to the terms and conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each share of the common stock of Coherent (the “Coherent Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (x) shares of Coherent Common Stock owned by Lumentum, Coherent, or any direct or indirect wholly owned subsidiary of Lumentum or Coherent or (y) shares of Coherent Common Stock owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, in each case immediately prior to the Effective Time, will be cancelled and extinguished and automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”):

(A) $175.00 in cash, without interest (the “Cash Consideration”), plus

(B) 1.0109 validly issued, fully paid and nonassessable shares of the common stock of Lumentum, par value $0.001 per share (“Lumentum Common Stock”) (such ratio, the “Exchange Ratio”).

Pursuant to the terms of the Amended Merger Agreement, each Coherent restricted stock unit award (a “Coherent RSU”), other than Director RSUs (as defined below), outstanding immediately prior to the Effective Time will be automatically converted into time-based restricted stock units denominated in shares of Lumentum Common Stock entitling the holder to receive, upon settlement, a number of shares Lumentum Common Stock equal to the number of shares of Coherent Common Stock subject to the Coherent RSU multiplied by the sum of (A) the Exchange Ratio, and (B) the quotient obtained by dividing the Cash Consideration by the volume weighted average price of a share of Lumentum Common Stock for a 10 trading day period ending prior to the closing of the Merger (the “Closing”). For Coherent RSUs subject to performance-based vesting conditions and metrics, the number of shares of Lumentum Common Stock subject to the converted Coherent RSUs will be determined after giving effect to the Coherent Board of Director’s determination of the number of Coherent RSUs earned, based on the greater of the target or actual level of achievement of such goals or metrics immediately prior to the Effective Time.

The converted Coherent RSUs generally will be subject to the same terms and conditions that applied to the awards immediately prior to the Effective Time, provided that any Coherent RSUs subject to performance-based vesting conditions will be subject solely to time- and service-based vesting. Each Coherent RSU that is outstanding as of the date of the Original Merger Agreement that is outstanding as of immediately prior to the Effective Time will be entitled to the following vesting acceleration benefits:

(A) for any holder of Coherent RSUs who is a participant under Coherent’s Change of Control and Leadership Change Severance Plan (the “CIC Plan”), the acceleration benefits under the CIC Plan upon such participant’s involuntary termination of employment in accordance with the terms and conditions set forth therein and

(B) for any holder who is not a participant in the CIC Plan, the following vesting acceleration benefits upon his or her termination of employment by Coherent, Lumentum or their respective subsidiaries without “cause” within the period beginning immediately following the date of the Closing and ending on the date that is 12 months following the date of the Closing (or, if earlier, December 31, 2022) (the “Qualifying Termination”), (A) if such holder’s Qualifying Termination occurs during calendar year 2021, the sum of: (x) 100% of the total number of converted Coherent RSUs that otherwise would have vested during calendar year 2021 under the applicable vesting schedule in effect on the Closing had such holder remained employed with Coherent, Lumentum or their respective subsidiaries through the last applicable vesting date for such award in calendar year 2021 (and reduced by the total number of converted Coherent RSUs that vested in calendar year 2021 prior to such Qualifying Termination) plus (y) 50% of the total number of converted Coherent RSUs that otherwise would have vested during calendar year 2022 under the applicable vesting schedule in effect on the Closing had such holder remained employed with Coherent, Lumentum or their respective subsidiaries through the last applicable vesting date for such award in calendar year 2022, or (B) if such holder’s Qualifying Termination occurs during calendar year 2022, 50% of the total number of converted Coherent RSUs that otherwise would have vested during calendar year 2022 under the applicable vesting schedule in effect on the Closing had such holder remained employed with Coherent, Lumentum or their respective subsidiaries through the last applicable vesting date for such award in calendar year 2022 (and reduced by the total number of converted Coherent RSUs that vested in calendar year 2022 prior to such Qualifying Termination).

Each Coherent RSU granted to a non-employee member of Coherent’s Board of Directors (“Director RSUs”) (whether or not vested) that is outstanding immediately prior to the Effective Time will, automatically vest in full and be cancelled and converted into the right to receive the Merger Consideration as if such Director RSU had been settled in shares of Coherent Common Stock immediately prior to the Effective Time.

The Boards of Directors of Lumentum and Coherent have unanimously approved the Merger and the Amended Merger Agreement. The transaction is subject to customary closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), antitrust approvals in other applicable jurisdictions, including China and South Korea, the effectiveness of a registration statement on Form S-4 registering the shares of Lumentum Common Stock to be issued in connection with the Merger, and approval by the holders of a majority of the outstanding shares of Lumentum Common Stock and Coherent Common Stock. The waiting period under the HSR Act expired on March 3, 2021 with respect to the Merger. The transaction is not subject to any financing condition.

The Amended Merger Agreement contains customary representations, warranties and covenants of Lumentum, Coherent, Merger Sub I and Merger Sub II, including, (i) covenants by Coherent concerning the conduct of its business in the ordinary course consistent with past practice during the interim period between the execution of the Original Merger Agreement and the Closing, (ii) covenants by Lumentum concerning the conduct of its business in the ordinary course consistent with past practice during the interim period between the execution of the Original Merger Agreement and the Closing, (iii) a covenant by Coherent and Lumentum that, subject to certain exceptions, the Board of Directors of Coherent will recommend to its stockholders the adoption of the Amended Merger Agreement, and the Board of Directors of Lumentum will recommend to its stockholders the approval of the issuance of shares of Lumentum Common Stock pursuant to the Amended Merger Agreement, and (iv) a covenant that Lumentum and Coherent will not solicit, initiate, or knowingly encourage, facilitate or induce the making of an inquiry, offer or proposal that would reasonably be expected to lead to any Company or Parent Takeover Proposal, as applicable (each, as defined in the Amended Merger Agreement).

The Amended Merger Agreement contains certain termination rights for both Lumentum and Coherent and provides that upon termination of the Amended Merger Agreement under specified circumstances (including termination by Coherent to accept a superior proposal), Coherent may be required to pay Lumentum a termination fee of $217.6 million. The Amended Merger Agreement further provides that upon termination of the Amended Merger Agreement under specified circumstances (including termination by Lumentum to accept a superior proposal), Lumentum may be required to pay Coherent a termination fee of $337.7 million, and if the Amended Merger Agreement is terminated for failure to obtain antitrust approval from a Chinese governmental entity, Lumentum may be required to pay Coherent a termination fee of $500 million.

Pursuant to the Amended Merger Agreement, Lumentum will add two members of Coherent’s Board of Directors, designated by Coherent and reasonably acceptable to Lumentum, to Lumentum’s Board of Directors at the Closing, each of whom must qualify as an “independent director” under applicable rules and regulations of the Nasdaq Global Select Market, and Lumentum has agreed to nominate them for reelection at Lumentum’s first annual stockholders’ meeting that occurs after the Closing.

The foregoing description of the Amended Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement, which is attached hereto as Exhibit 2.1. We encourage you to read the Amended Merger Agreement for a more complete understanding of the transaction. The Amended Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The Amended Merger Agreement is not intended to provide any factual information about Coherent, Lumentum, Merger Sub I or Merger Sub II.

Financing of the Merger

Lumentum plans to finance the Merger with approximately $2 billion of cash from the combined company balance sheets, approximately $2.2 billion in Lumentum common stock, and approximately $3 billion in new debt. In connection with entering into the Amended Merger Agreement, Lumentum entered into an Amended and Restated Commitment Letter (the “Amended Commitment Letter”), dated as of March 9, 2021, with Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch (the “Commitment Party”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Party has committed to provide a senior secured term loan facility in an aggregate principal amount of up to $3,000 million (the “Term Loan Facility”). The funding of the Term Loan Facility provided for in the Amended Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to credit facilities in accordance with the terms sets forth in the Amended Commitment Letter, and (ii) the consummation of the Merger in accordance with the Amended Merger Agreement.

The foregoing description of the Amended Commitment Letter and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Amended Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

On March 10, 2021, Lumentum issued a press release announcing the execution of the Amended Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Coherent’s and Lumentum’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Coherent and Lumentum, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Coherent’s and Lumentum’s businesses and other conditions to the completion of the transaction; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Merger Agreement, including the receipt by Coherent of an unsolicited proposal from a third party (including MKS Instruments, Inc. or II-VI Incorporated); (iii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Coherent and Lumentum; (iv) the impact of the COVID-19 pandemic and related private and public sector measures on Coherent’s business and general economic conditions; (v) risks associated with the recovery of global and regional economies from the negative effects of the COVID-19 pandemic and related private and public sector measures; (vi) Coherent’s and Lumentum’s ability to implement its business strategy; (vii) pricing trends, including Coherent’s and Lumentum’s ability to achieve economies of scale; (viii) potential litigation relating to the proposed transaction that could be instituted against Coherent, Lumentum or their respective directors; (ix) the risk that disruptions from the proposed transaction will harm Coherent’s or Lumentum’s business, including current plans and operations; (x) the ability of Coherent or Lumentum to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) uncertainty as to the long-term value of Lumentum common stock; (xiii) legislative, regulatory and economic developments affecting Coherent’s and Lumentum’s businesses; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which Coherent and Lumentum operate; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Coherent’s and/or Lumentum’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Coherent’s or Lumentum’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Coherent’s and Lumentum’s response to any of the aforementioned factors; (xix) geopolitical conditions, including trade and national security policies and export controls and executive orders relating thereto, and worldwide government economic policies, including trade relations between the United States and China; (xx) Coherent’s ability to provide a safe working environment for members during the COVID-19 pandemic or any other public health crises, including pandemics or epidemics; and (xxi) failure to receive the approval of the stockholders of Lumentum and/or Coherent. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the joint proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Coherent’s or Lumentum’s consolidated financial condition, results of operations, or liquidity. Neither Coherent nor Lumentum assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and Coherent. In connection with the proposed transaction, Lumentum will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes the joint proxy statement of Lumentum and Coherent that will also constitute a prospectus of Lumentum. The information in the preliminary proxy statement/prospectus is not complete and may be changed. When the joint proxy statement/prospectus is finalized, it will be sent to the respective stockholders of Coherent and Lumentum seeking their approval of their respective transaction-related proposals.

Lumentum may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. The preliminary proxy statement/prospectus and this communication are not offers to sell Lumentum securities, are not soliciting an offer to buy Lumentum securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval.

LUMENTUM AND COHERENT URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by Coherent (when they become available) may be obtained free of charge on Coherent’s website at https://investors.coherent.com by contacting Coherent’s Investor Relations Department at investor.relations@coherent.com.

Participants in the Merger Solicitation

Each of Lumentum, Coherent and directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of the respective stockholders of Coherent and Lumentum in connection with the proposed transaction is set forth in the proxy statement/prospectus to be filed with the SEC. Additional information regarding Lumentum’s executive officers and directors is included in Lumentum’s definitive proxy statement, which was filed with the SEC on September 25, 2020. Additional information regarding Coherent’s executive officers and directors is included in Coherent’s definitive proxy statement, which was filed with the SEC on April 6, 2020, and in an amendment to its Annual Report on Form 10-K/A which was filed with the SEC on February 1, 2021. You can obtain free copies of these documents using the information in the paragraph immediately above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 9, 2021, by and among Lumentum Holdings Inc., Coherent, Inc., Cheetah Acquisition Sub, Inc. and Cheetah Acquisition Sub LLC*

10.1	Amended and Restated Commitment Letter, dated as of March 9, 2021, by and among Lumentum Holdings Inc., Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch.

99.1	Press Release of Lumentum Holdings Inc., dated March 10, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2021	Lumentum Holdings Inc.

	By:	/s/ Wajid Ali
Wajid Ali
Chief Financial Officer